UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2008

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-146959

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Best Self Storage Portfolio

On November 13, 2008, U.S. Commercial LLC, the sponsor (the "Sponsor") of Strategic Storage Trust, Inc. (the "Registrant") executed an Assignment of Agreement for Purchase and Sale to Strategic Storage Operating Partnership, L.P., the Registrant's operating partnership (the "Operating Partnership"), to assign all of its interest as the buyer in that certain Purchase and Sale Agreement by and among Garrard Street Enterprises LLC, Crescent Springs Storage, LLC, and the Sponsor dated September 2, 2008, as amended (collectively, the "Best Purchase Agreement").

The Best Purchase Agreement relates to the purchase of self storage facilities located in Walton, Kentucky (Walton Property), Crescent Springs, Kentucky (Crescent Springs Property) and Florence, Kentucky (Florence Property) (collectively, the "Best Self Storage Portfolio"). On October 31, 2008, the Registrant's board of directors (the "Board") approved the potential acquisition of the Best Self Storage Portfolio. The purchase price for the Best Self Storage Portfolio is $9,900,000. The Registrant expects this acquisition to close by the end of the first quarter of 2009 using a combination of net proceeds from its public offering and seller financing of up to $4,500,000. The sellers of the Best Self Storage Portfolio are unaffiliated third parties. The Registrant anticipates paying its advisor, Strategic Storage Advisor, LLC (the "Advisor"), an acquisition fee of $247,500, or 2.5% of the total purchase price, in connection with the acquisition of the Best Self Storage Portfolio.

Pursuant to the Best Purchase Agreement, the Registrant would be obligated to purchase the Best Self Storage Portfolio only after satisfactory completion of agreed upon closing conditions. This acquisition is subject to a number of other conditions, including, but not limited to, (1) the Registrant's ability to raise sufficient proceeds in its initial public offering to pay all or a portion of the purchase price for the Best Self Storage Portfolio, and (2) the Registrant's ability to secure appropriate debt financing, if necessary or appropriate, on acceptable terms in connection with this acquisition from the sellers. There can be no assurance that the Registrant will complete the acquisition of the Best Portfolio. In some circumstances, if the Registrant fails to complete the acquisition, the Registrant may forfeit its $150,000 earnest money. The material terms of the Best Purchase Agreement are qualified in their entirety by the entire agreement and second amendment attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

The Walton Property is a 434-unit self storage facility that sits on approximately 7.5 acres and contains approximately 72,000 rentable square feet of self storage space, located at 281 Richwood Road, Walton, Kentucky, approximately 14 miles south of Cincinnati, Ohio. It was constructed in 1991.

The Crescent Springs Property is a 366-unit self storage facility that sits on approximately 3.0 acres and contains approximately 57,200 rentable square feet of self storage space, located at 2526 Ritchie Avenue, Crescent Springs, Kentucky, approximately six miles south of Cincinnati, Ohio. It was constructed in 2003.

The Florence Property is a 517-unit self storage facility that sits on approximately 7.0 acres and contains approximately 81,800 rentable square feet of self storage space, located at 5970 Centennial Circle, Florence, Kentucky, approximately six miles south of Cincinnati, Ohio. It was constructed in 1996.

Manassas Property

Also on November 13, 2008, the Sponsor executed an Assignment of Agreement for Purchase and Sale to the Operating Partnership, to assign all of its interest as the buyer in that certain Purchase and Sale Agreement by and between Godwin Store-It, LLC and the Sponsor dated September 10, 2008 (the "Manassas Purchase Agreement").

The Manassas Purchase Agreement is for the purchase of a self storage facility located in Manassas, Virginia (Manassas Property). On November 7, 2008, the Board approved the potential acquisition of the Manassas Property. The purchase price for the Manassas Property is $4,700,000. The Registrant expects this acquisition to close by the end of the fourth quarter of 2008 using net proceeds from its public offering. The seller of the Manassas Property is an unaffiliated third party. The Registrant anticipates paying the Advisor an acquisition fee of $117,500, or 2.5% of the total purchase price, in connection with the acquisition of the Manassas Property.

Pursuant to the Manassas Purchase Agreement, the Registrant would be obligated to purchase the Manassas Property only after satisfactory completion of agreed upon closing conditions. This acquisition is subject to a number of other conditions, including, but not limited to, the Registrant's ability to raise sufficient proceeds in its initial public offering to pay all of the purchase price for the Manassas Property. There can be no assurance that the Registrant will complete the acquisition of the Manassas Property. In some circumstances, if the Registrant fails to complete the acquisition, the Registrant may forfeit its initial $75,000 earnest money. The material terms of the Manassas Purchase Agreement are qualified in their entirety by the entire agreement attached hereto as Exhibit 10.3 to this Current Report on Form 8-K.

The Manassas Property is a 500-unit self storage facility that sits on approximately 2.3 acres and contains approximately 49,900 rentable square feet of self storage space, located at 10490 Colonel Court, Manassas, Virginia, close to a major traffic intersection of State Highways 28 and 234, approximately 35 miles west of Washington, D.C. It was constructed 1996, with an additional building expansion in 2000.

The Registrant will decide whether to acquire the Best Self Storage Portfolio and the Manassas Property generally based upon:

    its satisfactory completion of due diligence on the sellers, the Best Self Storage Portfolio and the Manassas Property;
    satisfaction of the conditions to the acquisitions in accordance with the Best Purchase Agreement and the Manassas Purchase Agreement, as applicable;
    its receipt of sufficient net proceeds from the offering of its common stock to the public and financing proceeds, as applicable, to make these acquisitions; and
    no material adverse changes relating to the Best Self Storage Portfolio, the Manassas Property, the sellers or certain economic conditions.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Best Self Storage Portfolio and the Manassas Property. Due to the considerable conditions to the consummation of the acquisitions of the Best Self Storage Portfolio and the Manassas Property, the Registrant cannot make any assurances that the closing of the Best Self Storage Portfolio or the Manassas Property is probable.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Purchase and Sale Agreement by and between Garrard Street Enterprises LLC, Crescent Springs Storage, LLC and U.S. Commercial LLC dated September 2, 2008

10.2 Second Amendment to Purchase and Sale Agreement by and between Garrard Street Enterprises LLC, Crescent Springs Storage, LLC and U.S. Commercial LLC dated November 13, 2008

10.3 Purchase and Sale Agreement by and between Godwin Store-It, LLC and U.S. Commercial LLC dated September 10, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.
Date: November 13, 2008	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer